UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

CABELA’S CREDIT CARD MASTER

NOTE TRUST

(Issuing Entity)

CABELA’S MASTER CREDIT CARD TRUST

(Issuer of Series 2004-1 certificates)

WFB FUNDING, LLC

(Depositor/Registrant)

WORLD’S FOREMOST BANK

(Sponsor)

(Exact name of Issuing Entity, Issuer of Series 2004-1 Certificate, Depositor/Registrant

and Sponsor, as Specified in their Respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity)

Nebraska

(State or Other Jurisdiction of Incorporation of Registrant)

333-192577, 333-192577-01 and 333-192577-02	71-0931225
(Commission File Numbers for Registrant, Issuer of Series 2004-1 certificates and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant)

One Cabela Drive, Sidney, Nebraska	69160
(Address of Principal Executive Offices of Registrant)	(Zip Code)

(402) 323-5958

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed in the Prospectus Supplement dated March 18, 2014 (the “Prospectus Supplement”) to a Prospectus dated March 18, 2014 filed with the Securities and Exchange Commission on March 20, 2014 (File Nos. 333-192577, 333-192577-01 and 333-192577-03), the terms of the outstanding variable funding notes, which were privately placed and are not publicly available, may change from time to time. Pursuant to an amendment dated as of March 27, 2014 to the related Note Purchase Agreement, the maximum note principal balance of the Series 2011-III Class A notes has been increased from $350,000,000 as disclosed in the Prospectus Supplement to $500,000,000, the maximum note principal balance of the Series 2011-III Class B notes has been increased from $61,765,000 as disclosed in the Prospectus Supplement to $88,235,295 and the currently scheduled start of the amortization period for the Series 2011-III notes has been extended from August 2014 as disclosed in the Prospectus Supplement to March 2017.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2014	WFB FUNDING, LLC, as Depositor

	By:	WFB Funding Corporation, its Managing Member

	By:	/s/ Kevin J. Werts
	Name:	Kevin J. Werts
	Title:	Secretary and Treasurer